UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the report on Form 8-K filed November 15, 2010 by the Federal Home Loan Bank of Atlanta (the "Bank") to announce the election to the Bank's board of directors of John M. Bond, Jr., John C. Helmken, II, Jonathan Kislak, Miriam Lopez, and Henry Gary Pannell. On January 12, 2011, the Bank made the following committee assignments for those directors:
Director	Committee Assignments
John M. Bond, Jr.	Audit Enterprise Risk and Operations Executive
John C. Helmken, II	Credit and Member Services Housing and Community Investment
Jonathan Kislak	Audit Enterprise Risk and Operations Governance and Compensation
Miriam Lopez	Credit and Member Services Housing and Community Investment
Henry Gary Pannell	Audit Credit and Member Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: January 12, 2011	By: /s/ Jill Spencer
Jill Spencer
Executive Vice President General Counsel, Chief Strategy Officer and Corporate Secretary